                                                                 EXHIBIT d(3)(c)

                                 AMENDMENT NO. 2
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This amendment dated as of December 14, 1998, amends the Master Investment Advisory Agreement (the "Agreement"), dated February 28, 1997, between AIM Variable Insurance Funds, Inc., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add two new portfolios, AIM V.I. Global Growth and Income Fund and AIM V.I.
Telecommunications Fund;

         NOW, THEREFORE, the parties agree as follows:

         1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                       AIM VARIABLE INSURANCE FUNDS, INC.


         The Company shall pay the Advisor as full compensation for all services rendered and all facilities furnished hereunder, a management fee for each Fund by applying the following annual rates to the average daily net assets of each Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of each Fund.


                       AIM V.I. CAPITAL APPRECIATION FUND
                              AIM V.I. GROWTH FUND
                         AIM V.I. GROWTH AND INCOME FUND
                         AIM V.I. GLOBAL UTILITIES FUND
                               AIM V.I. VALUE FUND

                                                                             ANNUAL
NET ASSETS                                                                    RATE
----------                                                                   ------

First $250 million ...................................................        0.65%
Over $250 million ....................................................        0.60%

                         AIM V.I. AGGRESSIVE GROWTH FUND

                                                                              ANNUAL
NET ASSETS                                                                     RATE
----------                                                                    ------

First $150 million....................................................        0.80%
Over $150 million.....................................................        0.625%

                             AIM V.I. BALANCED FUND

                                                                             ANNUAL
NET ASSETS                                                                    RATE
----------                                                                   ------

First $150 million ...................................................        0.75%
Over $150 million ....................................................        0.50%

                        AIM V.I. CAPITAL DEVELOPMENT FUND

                                                                              ANNUAL
NET ASSETS                                                                     RATE
----------                                                                    ------

First $350 million ...................................................        0.75%
Over $350 million ....................................................       0.625%

                        AIM V.I. DIVERSIFIED INCOME FUND

                                                                             ANNUAL
NET ASSETS                                                                    RATE
----------                                                                   ------

First $250 million ...................................................        0.60%
Over $250 million ....................................................        0.55%

                     AIM V.I. GLOBAL GROWTH AND INCOME FUND
                        AIM V.I. TELECOMMUNICATIONS FUND

                                                                             ANNUAL
NET ASSETS                                                                    RATE
----------                                                                   ------

Average Daily Net Assets .............................................        1.00%

                       AIM V.I. GOVERNMENT SECURITIES FUND

                                                                             ANNUAL
NET ASSETS                                                                    RATE
----------                                                                   ------

First $250 million ...................................................         .50%
Over $250 million ....................................................         .45%

                            AIM V.I. HIGH YIELD FUND

                                                                             ANNUAL
NET ASSETS                                                                    RATE
----------                                                                  -------
First $200 million ...................................................       0.625%
Next $300 million ....................................................        0.55%
Next $500 million ....................................................        0.50%
Amount over $1 billion ...............................................        0.45%

                       AIM V.I. INTERNATIONAL EQUITY FUND

                                                                             ANNUAL
NET ASSETS                                                                    RATE
----------                                                                   ------

First $250 million ...................................................        0.75%
Over $250 million ....................................................        0.70%

                           AIM V.I. MONEY MARKET FUND

                                                                             ANNUAL
NET ASSETS                                                                    RATE
----------                                                                   ------

First $250 million ...................................................        0.40%
Over $250 million ....................................................        0.35%

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.


Date: December 14, 1998

                                            AIM VARIABLE INSURANCE FUNDS, INC.

Attest:  /s/ NANCY L. MARTIN                By:    /s/ ROBERT H. GRAHAM
         ---------------------                    -----------------------
         Assistant Secretary                            President

(SEAL)



                                            A I M ADVISORS, INC.

Attest:   /s/ NANCY L. MARTIN               By:    /s/ ROBERT H. GRAHAM
         ---------------------                    -----------------------
         Assistant Secretary                           President

(SEAL)